                                                                    Exhibit 10.4

                                CONTRACT OF SALE
                                ----------------

         THIS CONTRACT OF SALE is made by and between ISLANDS BANCORP, a South Carolina corporation hereinafter referred to as "Buyer", and HIRD ISLAND INVESTMENTS, INC., hereinafter referred to as "Seller". The term "Buyer" shall include any permitted assignee of Islands Bancorp hereunder. In good consideration of the agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer agree as follows:


                                    ARTICLE I

                                  The Property
                                  ------------

         1.1 Subject to the terms and provisions of this Contract, Seller agrees to sell and convey to Buyer, and Buyer agrees to purchase from Seller, the following property :

                  All that certain piece, parcel or lot of land situate, lying and being on Lady's Island, Beaufort County, State of South Carolina, containing 1.5+/- acres, and is more particularly shown and described on that certain plat as Parcel 2, which is attached hereto as Exhibit "A".

                                   ARTICLE II

                                 Purchase Price
                                 --------------

         2.1      Purchase Price: The purchase price for the property is ONE
                  --------------
MILLION ($1,000,000.00) DOLLARS.

         2.2      Method of Payment: The purchase price shall be paid by Buyer
                  -----------------
in the following manner:

         (a)      Escrow Deposit: Buyer shall simultaneously with the execution
                  --------------
                  hereof pay to the Seller the sum of TWENTY-FIVE THOUSAND AND NO /100 ($25,000.00) Dollars (the "Initial Payment") as a deposit to be applied toward the purchase price of the property. The Initial Payment shall be held in an interest bearing account by Joab M. Dowling, Jr., attorney at law, Beaufort, South Carolina.

         (b)      Balance of Purchase Price: The balance of the purchase price
                  -------------------------
                  (after credit for the Initial Payment) shall be paid at closing (as hereinafter defined) by Buyer.

                                   ARTICLE III

                                Title and Survey
                                ----------------

         3.1      Survey: If Buyer desires to do so, within thirty (30) days
                  ------
from the date hereof, Buyer may obtain a current boundary survey of the Property, prepared by a South Carolina Registered Land Surveyor.

         3.2      Review of Title Abstract and Survey: Buyer shall have a review
                  -----------------------------------
period (the "Review Period") to start no later than December 5, 1999, and ending twenty (20) days after the later to occur of (a) the date on which Buyer receives its title abstract, and/or title binder, and (b) the date on which Buyer receives its survey, in which to notify Seller of any objections Buyer has to any matters shown or referred to in the title abstract and/or the title insurance binder, or the survey, respectively. Such title abstract and/or the title insurance binder shall be obtained by Buyer within twenty (20) days after the date hereof. Any title encumbrances or exceptions which are set forth in the title abstract and/ or the title insurance binder, or on the survey, respectively, and to which Buyer does not object within the Review

Period shall be deemed to be permitted exceptions to the status of Seller's title (the Permitted Exceptions"). With regard to any title or survey items to which a Buyer objects within the Review Period, Seller shall have a period of fifteen (15) business days from the date of Buyer's notice of such objections, in which to elect to cure or otherwise satisfy Buyer's objections. For example, Seller may satisfy Buyer's objections title by providing a title insurance binder issued by an ALTA title insurance company at standard rates subject only to standard exceptions for Beaufort County, and to no other exceptions or conditions reasonably unsatisfactory to Buyer. If Seller elects not to cure said title objections, or the same are not satisfied to Buyer's satisfaction within Seller's 15 day cure period, then Buyer may elect to terminate this Contract by providing written notice thereof to Seller within three (3) business days after the end of such cure period, and receive the return of the Initial Payment. If the Contract is not so terminated, Buyer will have been deemed to have fully and completely waived any said objections and accept the status of title and the survey "as is". Buyer shall also have the right to notify Seller of any objectionable title matters that appear of record subsequent to the date of Buyer's title abstract and/or title insurance binder and on or prior or date of Closing. In such event, Seller shall have the same 15 business day cure period as set forth above, and Buyer shall have the same rights to terminate this Contract as set forth above.

                                   ARTICLE IV

                       Inspection, Termination and Waiver
                       ----------------------------------

         4.1      Due Diligence Period: For a period of sixty (60) days after
                  --------------------
the earlier of the date hereof and December 5, 1999(the "Due Diligence Period"), Buyer shall have the right to conduct investigations, inspections and studies of the Property and to satisfy the following contingencies, unless otherwise waived by Buyer:

         (a) Buyer has applied for all necessary preliminary permits and approvals from Beaufort County, DHEC /OCRM, Lady's Island Fire Department, all utility providers in connection with the development of the property.

         (b) Buyer has satisfied itself that public water and sewer is available for service to the property.

         (c) Buyer has satisfied itself that the property meets all local, state and federal environmental regulations as evidenced by a Phase I or Phase II Environmental Assessment, which Buyer may obtain at its expense. If Buyer elects to obtain such Environmental Assessment*, Buyer agrees to have such study or studies prepared within eighty (30) days after the Execution Date hereof, and Buyer agrees to provide Seller with a copy of such studies, and Buyer's written confirmation of the acceptability or unacceptability of such studies within eighty
                  (30) days after the receipt by Buyer of such studies.

         * Note: This will be update only as Environmental Assessment was recently completed for whole tract

         (d) Buyer has obtained two or more (MAI) appraisals which indicate a fair market value of the property at or above the Purchase Price and said appraisals shall in all regards be acceptable to any and all regulatory agencies involved in the chartering process for Islands Community Bank, NA (Proposed).

         (e) Buyer has applied for and obtained preliminary approval from Beaufort County and the South Carolina Department of Transportation, or any other governmental entity or agency providing a curb cut for ingress and egress off of South Carolina Highway 802 to the property.

         4.2      Permitted Termination and Waiver: Should one or more of the
                  --------------------------------
above contingencies not be satisfied, Buyer may give written notice to Seller on or before the expiration of the Due Diligence Period that this Contract will be terminated fifteen (15) business days after such notice (unless Seller can persuade Buyer within such time period to rescind such notice), and the Initial Payment shall be refunded to buyer upon such termination. If such notice is given and not rescinded, neither party shall have any further rights or obligations hereunder upon such termination, except Seller's obligation to refund to Buyer the Initial Payment. Seller may however, be granted an extension of time to satisfy any one or more of the above contingencies as may be agreed upon by the parties to this agreement.

         4.3 Inspection: Buyer and its employees and designated agents and
             ----------
consultants may, before closing or termination of this Contract, have access as Seller's invitees to enter upon the Property to inspect, examine, and survey it and to make test borings and soil borings tests, however, no trees or vegetation shall be cut or removed other than brush necessary to clear for surveying or testing on the property. Buyer shall at its expense, restore property to its former condition in the event Buyer does not acquire the property. Buyer agrees to indemnify, save and hold harmless Seller from and against all liens and for any damages, or any death or injury to any person, occurring on the property and from and against any other liability, cost of expense including attorneys fees and court costs as a result of the activities or presence of Buyer or persons acting on its behalf in the exercise of such inspection rights.

         4.4 Cooperation: While this Contract is in effect, Seller and Buyer
             -----------
agree to cooperate in good faith to achieve a closing of the sale and purchase of the Property. Buyer agrees to keep the Seller fully informed of its efforts to investigate the property and to otherwise perform this agreement. Seller agrees to cooperate with Buyer in connection with obtaining any title insurance binders and the preparation of any development plan applications submitted to the County, State of Federal Government, and Seller agrees to provide the necessary "consent" forms required by any governmental body or agency in connection with such applications.

         4.5 Wetland and Environmental Protection Matters: Seller warrants to
             --------------------------------------------
Buyer that during all periods prior to and including the date of the closing hereunder (a) no ponds or other wetlands on the Property have been altered, filled or otherwise disturbed, and (b) no matter or materials have been stored or buried on the Property that would be in contravention of any public health law, whether by the U.S. Environmental Protection Agency or by the South Carolina Department of Health and Environmental Control, and (c) no other prohibited materials have been placed or stored on the Property. With respect to such matters, Seller agrees at Seller's expense to remove them and to bring the property into compliance with all appropriate laws and regulations prior to the time of closing. In the event that Seller fails to do or accomplish such, then Buyer may elect to rescind this Contract and to receive a refund of the Initial Payment and any incremental payments made to Seller under Section 7.1 hereof.

                                    ARTICLE V

                            Condition of the Property
                            -------------------------

         5.1 Buyer hereby acknowledges its familiarity with the Property and agrees that during the Due Diligence Period it will conduct and complete any and all investigations, inspections, and studies considered necessary and prudent to determine the condition of the Property, and to determine any approvals needed from the appropriate governmental authorities for the development of the Property. At closing Seller will convey good, marketable and insurable Fee Simple title to the Property to Buyer "as is" without express or implied warranties of any nature, except as contained in the Deed conveying the Property to Buyer

         5.2 Seller shall not remove any timber, dirt materials, or otherwise affect the condition of the Property after the signing of this Contract. All timber, dirt, minerals, etc./shall remain with the Property and be a part of the Property, and be transferred to the Buyer unless agreed to in writing by both Parties. Seller shall not bring any trash, refuse, debris, medical or other hazardous waste, or other improper materials upon the Property. In the event any condemnation proceedings is brought by any governmental authority, agency, utility, etc. prior to the closing, then Buyer may elect to rescind this Contract and receive a refund of the Initial Payment and any incremental payments made to Seller under Section 7.1 hereof.

                                   ARTICLE VI

                              Conditions to Closing
                              ---------------------

         6.1 In addition to any other conditions set forth in this Contract, Buyer's obligation to purchase the Property at the closing shall be subject to the fulfillment of each of the following conditions, it being understood that Buyer may, at its election, waive in whole or in part, any or all of said conditions:

         (a) Seller shall have (i) cured or otherwise addressed to Buyer's satisfaction any and all title and survey objections as to which Buyer has provided proper notification to Seller pursuant to section 3.2 hereof; (ii) satisfied any contingency as to which Seller is obligated to satisfy under Article IV hereunder; and (iii) compiled with all its other covenants and obligations under this Contract and not be in default hereunder.

         (b) Buyer shall have satisfied any objections to the purchase of the Property which have been raised by the Office of the Comptroller of the Currency, or any other governmental agency which may be involved with the chartering and operation of a bank.

         (c) The minimum offering conditions for the release of offering proceeds to Islands Bancorp from the escrow agent in the initial public offering by Islands Bancorp of its common stock shall have been satisfied and such proceeds shall have been delivered to Islands Bancorp.

         (d) No suit, action or other proceeding shall have been instituted before any court or administrative agency which could result in an order or decree enjoining the consummation of the transaction contemplated by this Contract or the divestment of any portion of the Property, other than any such suit, action or other proceeding instituted as a result of the sole act of Buyer.

         6.2 The Parties hereto agree that in the event Islands Bancorp shall determine at any time prior to the end of the Due Diligence Period to terminate its initial public offering of common stock, Buyer may terminate this Contract by providing written notice thereof to Seller, whereupon the Initial Payment shall be promptly refunded to Buyer.

                                   ARTICLE VII

                                     Closing
                                     -------

         7.1      Time and Place of Closing: If all pre-closing contingencies
                  --------------------------
and conditions have been satisfied or waived by Buyer, the Closing of this transaction shall take place at the office of the Buyer's attorney on February 5, 2000. If such contingencies or conditions have not been satisfied within such time period, Buyer shall have the right to extend the Due Diligence Period and to extend the time for Closing for thirty (30) day increments up to six (6) months for a consideration of Ten Thousand ($10,000.00) Dollars for each incremental thirty (30) day extension. The consideration paid for any incremental extension hereunder shall be advanced directly to Seller and shall not be applied toward the purchase price of the Property. Notwithstanding the foregoing, no incremental payment shall be due from Buyer with respect to any extension of the Due Diligence Period or extension of the time for Closing resulting from the failure of Seller to satisfy its obligations with respect to any pre-closing contingency or condition. If it is necessary to extend the Closing for any reason other than the failure of Seller to satisfy its obligations with respect to any pre-closing contingency or condition, then the Initial Payment shall be advanced from the escrow account to Seller whereupon such amount shall become non-refundable to Buyer but shall continue to be applied to the purchase price for the Property.

         7.2      Events of Closing: At the Closing:
                  -----------------

         (a)      Seller shall deliver to Buyer the following:

                  (i) A General Warranty Deed (in form and substance customarily used in Beaufort County, South Carolina) duly executed and acknowledged by Seller conveying to Buyer fee simple title to the land which is the subject of this agreement free and clear of any lien, encumbrances or exception other than the Permitted Exceptions

                  (ii) A Seller's Affidavit attesting to the absence unless otherwise provided for herein or for settlement at Closing, of any financing statements, claims of liens or potential lienors known to Seller and further attesting that (A) there have been no improvements to the Property for ninety (90) days immediately preceding the Closing Date for which payment in full has not been made; (B) that to the knowledge of Seller the Property has never been used for the storage or disposal of hazardous wastes; and (C) that since the date of this Contract, Seller has not caused to be placed against the Property and has no knowledge of the placement against the Property since such date of any easements, (except those to accommodate cross-easements for improved traffic flow), restrictions, leases, tenancies, encumbrances or rights affecting the Property, and has not taken any other action, either directly or indirectly, which would otherwise adversely affect title to the Property;

                  (iii)    a non-foreign affidavit, and

                  (iv)     possession of the Property.

         (b) Buyer shall deliver to Seller the consideration required pursuant to this agreement.

         7.3      Expenses: Buyer shall pay the cost of the title abstract, the
                  ---------
cost of any title insurance, Buyer's share of the prorations, the fee to record the Deed, and the Buyer's own attorney's fees. Except as otherwise provided in this Section, all other expenses hereunder shall be paid by the party incurring such expenses. Seller shall pay the cost of the statutory recording fee (formerly called deed stamps), and Seller's own attorney's fees. Seller shall pay Seller's proportionate share of the prorations as set forth below.

         7.4      Prorations: Real estate taxes shall be prorated to the day of
                  -----------
Closing based upon the number of actual days involved. Seller shall be responsible for all such taxes for any period prior to the Closing. In connection with the proration of the real estate taxes, if actual tax figures for the year of Closing are not available on the Closing Date, an estimated proration of taxes shall be made using tax figures from the preceding year; provided, however that when actual taxes for the year of Closing become available, a corrected proration required hereunder, if such taxes for the year of Closing increase over those for the preceding year, Seller shall pay to Buyer a pro rata portion of such increase, computed to the Closing Date, and conversely, if such taxes for the year of Closing decrease from those of the preceding year, Buyer shall have to pay to Seller a pro rata portion of such decrease, computed to the Closing Date, any such payment to be made within (15) days after notification by either party that such adjustment is necessary.

                                  ARTICLE VIII

                              Default and Remedies
                              --------------------

         8.1      Default by Seller: Seller shall be in default hereunder if
                  ------------------
Seller shall fail to meet, comply with or perform any covenant, agreement, or obligation required, within the time limits and in the manner required in this Contract, for any reason other than a Permitted Termination or a default by Buyer. Upon the failure of Seller to comply with the terms hereof within the stipulated time, and after receipt of notice of said default with a ten (10) day right to cure, it is understood and agreed by and between the parties hereto that Buyer pursue any and all rights and remedies available at law or in equity against Seller.

         8.2      Default by Buyer: Buyer shall be in default hereunder if Buyer
                  -----------------
shall fail to deliver at the Closing the consideration required by Section 2.1
(b) hereof, for any reason other than a default by Seller hereunder or a Permitted Termination. Upon the failure of Buyer to comply with the terms herein within the stipulated time, and after receipt of notice of said default with a ten (10) day right to cure, it is understood and agreed by and between the parties hereto that Seller may pursue any and all rights and remedies available at law or in equity against Buyer.

         8.3      Attorneys' Fees: If it is necessary for either the Buyer or
                  ----------------
Seller to employ an attorney to enforce its rights pursuant to this Contract because of the default of the other party, the defaulting party shall reimburse the non-defaulting party for reasonable attorneys' fees incurred at trial or on appeal.

                                   ARTICLE IX

                              Brokerage Commission
                              --------------------

         Both Seller and Buyer represent to one another that neither has engaged the services of a broker, nor is any commission or fee due from Buyer or Seller on account of the sale of the Property. Each party agrees to indemnify the other party and to hold the other party harmless from any loss, liability, damage, cost or expense (including, without limitation reasonable attorneys' fees incurred in negotiation, at trial or on appeal) paid or incurred by reason of any said breach of the representation made in this Article.

                                    ARTICLE X

                                  Miscellaneous
                                  -------------

         10.1 Notices: All notices, demands, requests and other communications required or permitted hereunder shall be in writing, and shall be deemed to be delivered and received upon the earlier or occur of actual receipt, or regardless of whether actually received (except where receipt is specified in this Contract), deposited in a regularly maintained receptacle for the United States mail, registered or certified, return receipt requested, postage fully prepaid, addressed to the address as such party may have specified theretofore by notice delivered in accordance with this Article and actually received by the addressee:

                           As to SELLER:   Veronica Clardy
                                           c/o Renaissance Marketing Group, LLC
                                           500 Carteret Street, Suite B
                                           Beaufort, South Carolina 29902

                           As to BUYER      Martin Goodman, Chairman
                                            Islands Bancorp
                                            500-A Carteret Street
                                            Beaufort, South Carolina 29902

         10.2     Survival: The warranties, representations and agreements
                  ---------
contained herein or arising out of the sale of the Property by Seller to Buyer shall survive the Closing hereof and shall not be merged into the documents of conveyance.

         10.3     Integration; Modification; Waiver: This Contract constitutes
                  ----------------------------------
the complete and final expression of the agreement of the parties relating to the Property, and supersedes all previous contracts, agreements, and understandings of the parties, either oral or written, relating to the Property. This Contract cannot be modified except by an instrument in writing (referring specifically to this Contract) executed by the party against whom enforcement of the modification is sought.

         10.4     Counterpart; Execution: This Contract may be executed in
                  -----------------------
several counterparts, each of which shall be fully effective as an original and all of which together shall constitute one and the same instrument.

         10.5     Headings; Construction: The headings which have been used
                  -----------------------
throughout this contract have been inserted for convenience of reference only and do not constitute matter to be construed in interpreting this Contract. Words of any gender used in this Contract shall be construed to include any other gender and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise. The words "herein", "hereunder", and other similar compounds of the word "here" when used in this Contract refer to the entire Contract and not to any particular provision or section. If the last day of any time period stated herein shall fall on a Saturday, Sunday, legal or banking holiday, then the duration of such time period shall be extended so that it shall end on the next succeeding day which is not a Saturday, Sunday, legal or banking holiday. The term "business day" shall mean any day other than a Saturday, Sunday, legal or banking holiday.

         10.6     Invalid Provision: If any one or more of the provisions of
                  ------------------
this Contract, or the applicability of any such provision to a specified situation, shall be held invalid or unenforceable, such provision shall be modified to the minimum extent necessary to make it or its application valid and enforceable, and the validity and enforceability of all other provisions of this Contract and all other applications of any such provision shall not be affected thereby.

         10.7     Further Acts: In Addition to the acts recited in this Contract
                  -------------
to be performed by Seller and Buyer, Seller and Buyer agree to perform at the Closing or after the Closing any and all such further acts as may be reasonably necessary to consummate the transactions contemplated hereby.

         10.8     Date of Contract: The date of this Contract shall for all
                  -----------------
purposes be the date of the signature of the last of the parties to sign this Contract (the "Execution Date"), or on December 5, 1999, whichever is earlier.

         10.9     Assignment of Contract: This Contract may not be assigned by
                  -----------------------
either party hereto without the prior written consent of the other party; provided, however, that the parties hereto agree that this Contract may be assigned at any time by Islands Bancorp to Islands Community Bank, N.A. (Proposed).


EXECUTED BY BUYER ON:                       EXECUTED BY SELLER ON:


December 5, 1999                            December 5, 1999

ISLANDS BANCORP                             HIRD ISLAND INVESTMENTS, INC


By: /s/ D. MARTIN GOODMAN                   By: /s/ VERONICA C. CLARDY, PRES.
    ---------------------                       -----------------------------